UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

Date of Report (Date of earliest event
                reported):  April 11, 2001


British Columbia
----------------- --------------------- -------------------
(State or other   (Commission File No.) (IRS Employer
jurisdiction                             Identification No.)
of incorporation)


              930 West 1st Street, Suite 102,
     North Vancouver, British Columbia, Canada V7P 3N4
     --------------------------------------------------
        (Address of principal executive offices)


Registrant's telephone number, including area code:  (604) 988-0440

ITEM 5.  OTHER MATTERS

Beginning April 11, 2001, we have begun to relocate our research and development operations, and to implement cost saving measures given the current economic environment.

Over the next two months, we will transfer our research and development activities from North Vancouver to our Reston head office facility. We expect that the transfer will reduce rent and travel costs, and provide efficiencies by having our senior technical staff and development team in one location. We expect our research and development labor costs to remain neutral as a result of the move.

We are also reducing sales, marketing, general and administrative expenditures, and closing several remote sales offices. Overall, we expect to reduce our employee base by approximately 38%, from 120 to 75. As a result of these cost saving measures, we expect to reduce our operating costs by approximately 33%, to approximately $800,000 per month from approximately $1.2 million per month.

Certain statements included in this report are forward-looking and are subject to risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                       Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SIDEWARE SYSTEMS INC.


Date:  April 11, 2001        "Grant Sutherland"
                             ---------------------
                              Grant Sutherland
                              Chairman